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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3 Nos. 333-15089 and 333-15089-01 through 04) and related Prospectuses of Bankers Trust New York Corporation and to the incorporation by reference therein of our report dated January 25, 1996, with respect to the consolidated financial statements of Bankers Trust New York Corporation and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                        /s/ ERNST & YOUNG LLP
                                                        ERNST & YOUNG LLP

New York, New York
January 23, 1997